As filed with the Securities and Exchange Commission on July 17, 2007

                                                     Registration No. 333-141380

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      POST-EFFECTIVE AMENDMENT NO. 2 TO THE

                                    FORM SB-2
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         FSB COMMUNITY BANKSHARES, INC.
                 (Name of Small Business Issuer in Its Charter)

         Federal                             6712                  74-3164710
(State or Other Jurisdiction      (Primary Standard            (I.R.S. Employer
 of Incorporation or           Industrial Classification         Identification
  Organization)                     Code Number)                     Number)



                             45 South Main Street
                            Fairport, New York 14450
                                 (585) 223-9080
                        (Address and Telephone Number of
                          Principal Executive Offices)

                              45 South Main Street
                            Fairport, New York 14450
                    (Address of Principal Place of Business)

                                 Dana C. Gavenda
                              45 South Main Street
                            Fairport, New York 14450
                                 (585) 223-9080
            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:
Alan Schick, Esq.                                     James Stewart , Esq.
Steven Lanter, Esq.                                   Malizia Spidi & Fisch, PC
Luse Gorman Pomerenk & Schick, P.C.                   901 New York Avenue, N.W.
5335 Wisconsin Avenue, N.W., Suite 400                Suite 210 East
Washington, D.C. 20015                                Washington, DC 20001

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering:   [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                              Proposed maximum           Proposed
 Title of each class of                                        offering price         maximum aggregate                Amount of
securities to be registered     Amount to be registered          per share             offering price              registration fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock, $0.10
 par value per share                1,305,308 shares                 $10.00              $13,053,080 (1)                 $401 (2)
------------------------------------------------------------------------------------------------------------------------------------
Participation Interests             281,276 interests                   --                       --                           (3)
------------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.
(2)  Previously paid.
(3) The securities of FSB Community Bankshares, Inc. to be purchased by the Fairport Savings Bank 401(k) Plan are included in the amount shown for common stock. However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests. Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

     Section 545.121 of the Office of Thrift Supervision ("OTS") regulations provides indemnification for directors and officers of Fairport Savings Bank. Each of the directors and officers of the Registrant hold the same position with Fairport Savings Bank and have indemnification under OTS Regulations as described below.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

     (i) Any amount for which that person becomes liable under a judgment in such action; and

     (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

     (i)  Final judgment on the merits is in his or her favor; or

     (ii) In case of:

               a.   Settlement,

               b.   Final judgment against him or her, or

               c. Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c) As used in this paragraph:

     (i)  "Action"  means  any  judicial  or   administrative   proceeding,   or
          threatened   proceeding,   whether  civil,   criminal,  or  otherwise,
          including any appeal or other proceeding for review;

     (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

     (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

     (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 25.          Other Expenses of Issuance and Distribution

                                                                       Amount
                                                                      --------
Legal Fees and Expenses*, (1)..........................         $     310,000
Accounting Fees and Expenses*..........................               100,000
Marketing Agent Fees and Expenses .....................               210,000
Appraisal Fees and Expenses............................                30,000
Business Plan Fees and Expenses........................                20,000
Conversion Agent Fees and Expenses.....................                15,000
Printing, Postage, Mailing and EDGAR*..................               110,000
Filing Fees (OTS, NASD and SEC)........................                 9,603
State Filing Fees* ....................................                15,000
Other    ..............................................                34,997
                                                                    ---------
Total    ..............................................         $     854,600
                                                                    =========
 ----------------
 *   Estimated
 (1) Includes fees for filings with state securities commissions.

Item 26.          Recent Sales of Unregistered Securities

     On January 14, 2005, the Registrant issued 100 shares of its Common Stock to FSB Community Bankshares, MHC in an offering that was exempt under Section 4(2) of the Securities Act as part of its initial organization.

Item 27.          Exhibits and Financial Statement Schedules:

     The exhibits filed as part of this registration statement are as follows:

     (a)    List of Exhibits

1.1 Engagement Letter between FSB Community Bankshares, Inc. and Sandler O'Neill & Partners, L.P.*
1.2 Form of Agency Agreement between FSB Community Bankshares, Inc. and Sandler O'Neill & Partners, L.P. *
2    Plan of Stock Issuance
3.1  Charter of FSB Community Bankshares, Inc.*
3.2  Bylaws of FSB Community Bankshares, Inc.*
4    Form of Common Stock Certificate of FSB Community Bankshares, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8    Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1 Employment Agreement of Dana C. Gavenda*
10.2 Supplemental Executive Retirement Plan*
10.3 Form of Employee Stock Ownership Plan*
16   Letter of Mengel, Metzger, Barr & Co LLP regarding change in accountants*
21   Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2 Consent of Beard Miller Company, LLP*
23.3 Consent of RP Financial, LC.*
24   Power of Attorney (set forth on signature page)
99.1 Prospectus Supplement for 401(k) Plan*
99.2 Appraisal  Agreement  between  FSB  Community   Bankshares,   Inc.  and  RP
     Financial, LC.*
99.3 Business Plan Agreement between FSB Community Bankshares, Inc. and Keller & Company*
99.4 Appraisal Report of RP Financial, LC. *,**
99.5 Letter of RP Financial, LC. with respect to Subscription Rights*
99.6 Marketing Materials*
99.7 Order and Acknowledgment Form*

99.8 Press Release*
99.9 Prospectus Supplement*
99.10 Prospectus Supplement dated July 16, 2007

-------------------------------

*    Previously filed.

** Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.

Item 28.          Undertakings

     The small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii)Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information as the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement as the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) File a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

     (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

     (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.


     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer hereby undertakes that:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430(A) and contained in a form of prospectus filed by the small business issuer pursuant to Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Fairport, State of New York on July 17, 2007.


                                 FSB COMMUNITY BANKSHARES, INC.


                             By: /s/ Dana C. Gavenda
                                 --------------------------------------------
                                 Dana C. Gavenda
                                 President, Chief Executive Officer and Director (Duly Authorized Representative)

                                                  POWER OF ATTORNEY

     We, the undersigned directors and officers of FSB Community Bankshares, Inc. (the "Company") hereby severally constitute and appoint Dana C. Gavenda as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Dana C. Gavenda may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Dana C. Gavenda shall do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

            Signatures                                    Title                                                      Date



/s/ Dana C. Gavenda                        President, Chief Executive Officer and                                July 17, 2007
--------------------------------
Dana C. Gavenda                            Director (Principal Executive Officer)


/s/ Kevin Maroney                          Senior Vice President and Chief Financial                             July 17, 2007
--------------------------------
Kevin Maroney                              Officer (Principal Financial and

                                           Accounting Officer)


/s/ Thomas J. Hanss                        Chairman of the Board                                                 July 17, 2007
--------------------------------

Thomas J. Hanss



/s/ Terence O'Neil                         Vice Chairman of the Board                                            July 17, 2007
--------------------------------

Terence O'Neil



/s/ D. Lawrence Keef                       Director                                                              July 17, 2007
--------------------------------

D. Lawrence Keef





/s/ James E. Smith                         Director                                                              July 17, 2007
-------------------------------

James E. Smith


                                           Director                                                              July 17, 2007

/s/ Lowell T. Twitchell
-------------------------------
Lowell T. Twitchell



/s/ Robert W. Sturn                        Director                                                              July 17, 2007
-------------------------------

Robert W. Sturn



/s/ Charis W. Warshof                      Director                                                              July 17, 2007
-------------------------------

Charis W. Warshof



/s/ Gary Lindsay                           Director                                                              July 17, 2007
-------------------------------

Gary Lindsay


      As filed with the Securities and Exchange Commission on July 17, 2007


                                                     Registration No. 333-141380



                     ---------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------









                                    EXHIBITS
                                       TO

                         POST-EFFECTIVE AMENDMENT NO. 2

                                     TO THE
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2





                         FSB Community Bankshares, Inc.
                               Fairport, New York

                                  EXHIBIT INDEX


1.1 Engagement Letter between FSB Community Bankshares, Inc. and Sandler O'Neill & Partners, L.P.*
1.2 Form of Agency Agreement between FSB Community Bankshares, Inc. and Sandler O'Neill & Partners, L.P.*
2    Plan of Stock Issuance
3.1  Charter of FSB Community Bankshares, Inc.*
3.2  Bylaws of FSB Community Bankshares, Inc.*
4    Form of Common Stock Certificate of FSB Community Bankshares, Inc.*
5 Opinion of Luse Gorman Pomerenk & Schick regarding legality of securities being registered*
8    Federal Tax Opinion of Luse Gorman Pomerenk & Schick*
10.1 Employment Agreement for Dana C. Gavenda*
10.2 Supplemental Executive Retirement Plan*
10.3 Form of Employee Stock Ownership Plan*
16   Letter of Mengel, Metzger, Barr& Co LLP regarding change in accountants*
21   Subsidiaries of Registrant*
23.1 Consent of Luse Gorman Pomerenk & Schick (contained in Opinions included as Exhibits 5 and 8)*
23.2 Consent of Beard Miller Company, LLP*
23.3 Consent of RP Financial, LC.*
24   Power of Attorney (set forth on signature page)
99.1 Prospectus Supplement for 401(k) Plan*
99.2 Appraisal  Agreement  between  FSB  Community   Bankshares,   Inc.  and  RP
     Financial, LC.*
99.3 Business Plan Agreement between FSB Community Bankshares, Inc. and Keller & Company*
99.4 Appraisal Report of RP Financial, LC.*,**
99.5 Letter of RP Financial, LC. with respect to Subscription Rights*
99.6 Marketing Materials*
99.7 Order and Acknowledgment Form*

99.8 Press Release*
99.9 Prospectus Supplement*
99.10 Prospectus Supplement dated July 16, 2007

-------------------------------
*    Previously filed.
** Supporting financial schedules filed in paper format only pursuant to Rule 202 of Regulation S-T. Available for inspection during business hours at the principal offices of the SEC in Washington, D.C.